BY-LAWS

OF

COLUMBUS FUNDS, INC.

ARTICLE I

Offices

1.1 Principal Office. The principal office of Columbus Funds, Inc. (“the Corporation”) in the State of Maryland shall be in the City of Baltimore.

1.2 Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

2.1 Annual Meeting. Subject to this Article II, an annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place as the Board of Directors shall select. The Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”).

2.2 Special Meetings. Special meetings of stockholders may be called at any time by the President, the Secretary, the Treasurer, or by a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting. Special meetings of the stockholders shall be called by the Secretary upon receipt of written request of the holders of shares entitled to cast not less than 10% of the votes entitled to be cast at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on.

2.3 Place of Meetings. Meetings of stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

2.4 Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each stockholders’ meeting and, if the meeting is a special meeting, the purpose or purposes of the meeting, shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage prepaid. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends such meeting in person or by proxy, or who, either before or after the meeting, submits a signed waiver of notice which is filed with the records of the meeting.

2.5 Quorum. Adjournment of Meetings. The presence at any stockholders’ meeting, in person or by proxy, of stockholders of one-third of the shares of the Common Stock of the Corporation entitled to vote, without regard to class or series, shall be necessary and sufficient to constitute a quorum for the transaction of business, except for any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of Common Stock, in which case the presence in person or by proxy of holders of one-third of the shares of each class or series of Common Stock required to vote as a class or series on the matter shall constitute a quorum. The holders of a majority of shares of Common Stock entitled to vote at the meeting and present in person or by proxy, whether or not sufficient to constitute a quorum, or, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than one hundred and twenty days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

2.6 Organization. At each meeting of the stockholders, the President, or in his or her absence or inability to act, a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting. The Secretary or, in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

2.7 Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

2.8 Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of Common Stock of the Corporation shall be entitled at each meeting of the stockholders to one vote for every full share of such stock, with a fractional vote for any fractional shares, standing in his or her name on the record of stockholders of the Corporation, irrespective of the class or series thereof, as of the record date determined pursuant to Section 2.9 or if the record date has not been fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where the proxy is coupled with an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by the affirmative vote of the holders of a majority of the total number of shares of Common Stock, or of a class or series of Common Stock, as applicable, outstanding and entitled to vote at a meeting of stockholders at which a quorum is present. No votes need to be taken by ballot other than the election of directors, which shall be by written ballot, or unless required by statute, these By-Laws, or determined by the chairman of the meeting to be advisable. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his or her proxy and shall state the number of shares voted.

2.9 Fixing of Record Date. The Board of Directors may fix a time not less than ten nor more than ninety days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and only persons who were holders of record of Common Stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. The Board of Directors may fix a record date for determining stockholders entitled to receive payment of a dividend or distribution, but such date shall be not more than ninety days before the date on which such payment is made. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or distributions shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or distribution is adopted, but the payment shall not be made more than sixty days after the date on which the resolution is adopted.

2.10 Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

Board of Directors

3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and all powers of the Corporation may be exercised by or under authority of the Board of Directors.

3.2 Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three nor more than fifteen except that the Corporation may have less than three but no less than one director if there is no stock outstanding, and may have a number of directors no fewer than the number of stockholders so long as there are fewer than three stockholders. Any vacancy created by an increase in directors may be filled in accordance with Section 3.7. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director is specifically removed pursuant to Section 3.5 at the time of such decrease. Directors need not be stockholders.

3.3 Election and Term of Directors. Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 2.1, directors shall be elected at the next annual meeting held. The term of office of each director shall be from the time of his or her election and qualification until the election of directors next succeeding his or her election and until his or her successor shall have been elected and shall have qualified.

3.4 Resignation. A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5 Removal of Directors. Any director of the Corporation may be removed by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of Common Stock of the Corporation.

3.6 Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless the 1940 Act or other applicable law or regulation require the vote to be of a greater number of directors.

3.7 Vacancies. If any vacancies occur in the Board of Directors (i) by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act, and subject to the provisions of the 1940 Act, such vacancies (if not previously filled by the stockholders) may be filled by a majority of the remaining directors and (ii) by reason of an increase in the authorized number of directors, such vacancies (if not previously filled by the stockholders) may be filled by a majority vote of the entire Board of Directors.

3.8 Place of Meeting. The directors may hold their meetings, have one or more offices and keep the books of the Corporation at any office or offices of the Corporation or at any other place within or without the State of Maryland as they may determine, or in the case of meetings, as they may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

3.9 Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such regular meetings need not be in writing, provided that notice of any change in the time or place or such fixed regular meetings shall be communicated promptly to each director not present at the meeting at which such change was made in the manner provided in Section 3.10 for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, except where meetings are required to be held in person pursuant to the 1940 Act.

3.10 Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the directors. Notice of special meetings, stating the time and place, shall be communicated to each director personally by telephone or transmitted to him or her by telegraph, telefax, telex, cable or wireless at least one day before the meeting.

3.11 Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board of Directors need be given to any director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

3.12 Quorum and Voting. At all meetings of the Board of Directors, the presence of one-third of the entire Board of Directors shall constitute a quorum unless there are only two or three Directors, in which case two directors shall constitute a quorum. If there is only one director, the sole director shall constitute a quorum. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

3.13 Organization. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a chairman or co-chairmen who shall preside at each meeting. In the absence or inability of such persons to preside at a meeting, the President, or in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or in his or her absence or inability to act, any person appointed by the chairmen) shall act as secretary of the meeting and keep the minutes thereof.

3.14 Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings.

3.15 Compensation. No director shall receive any stated salary or fees from the Corporation for his services as such director if such director is, other than by reason being such director, an interested person (within the meaning of the 1940 Act) of the Corporation or its investment adviser. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE IV

Committees

4.1 Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees composed of two or more directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board of Directors may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

4.2 Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V

Officers, Agents and Employees

5.1 General. The officers of the Corporation shall be a President, Secretary and Treasurer, and may include one or more additional Vice Presidents and/or such other officers as may be appointed in accordance with the provisions of Section 5.8.

5.2 Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.8, shall be elected by the Board of Directors at its first meeting and thereafter annually at an annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

5.3 Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors at any regular meeting or at a special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

5.4 President. The President shall be the chief executive officer of the Corporation, and shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

5.5 Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or if there are two or more Vice Presidents, then the more senior of such officers present and able to act) may perform all the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such duties as the Board of Directors may assign.

5.6 Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He or she shall render to the Board of Directors, whenever directed, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and as soon as possible after the close of each fiscal year he or she shall make and submit to the Board of Directors a like report for such fiscal year.

5.7 Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and directors in books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

5.8 Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

5.9 Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.8.

5.10 Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, funds or securities that may come into his or her hands.

ARTICLE VI

Indemnification

6.1 Indemnification. The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by (i) Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) the 1940 Act, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

ARTICLE VII

Capital Stock

7.1 Uncertificated Shares. The interest of stockholders of the Corporation will not be evidenced by certificates.

7.2 Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

7.3 Transfers of Shares. Transfers of shares of Common Stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, subject to the payment of all taxes due for such shares. The transfer of shares is also subject to the receipt by the Secretary. transfer agent or transfer clerk of proper evidence of succession, assignment or authority to transfer as the Corporation or its agents may reasonably require. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares of Common Stock stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares of Common Stock on the part of any other person. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of shares of Common Stock of the Corporation.

7.4 Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of Common Stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

ARTICLE VIII

Seal

8.1 Seal. The seal of the Corporation shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Maryland.” The form of the seal may be altered by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Any officer or director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE IX

Fiscal Year

9.1 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors adopted by a majority of the Directors then in office.

ARTICLE X

Depositories and Custodians

10.1 Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine in accordance with the 1940 Act.

10.2 Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act and the general rules and regulations thereunder.

ARTICLE XI

Execution of Instruments

11.1 Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate or as these By-Laws provide.

11.2 Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board of Directors and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, any Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

ARTICLE XII

Independent Public Accountants

12.1 Independent Public Accountants. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation.

ARTICLE XIII

Amendments

13.1 Amendments. These By-Laws may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

13.2 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or number of directors required to amend the By-Laws so that the By-Laws would be consistent with such action shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as necessary to permit the specified action so taken or authorized.